Exhibit 99.1

MEDIA CONTACT Kalyn Dabbs 972-471-7245 pr@mannatech.com

Mannatech Appoints Kevin Robbins to Board of Directors

Coppell, Texas – Dec. 8, 2016 - Mannatech®, Incorporated (NASDAQ: MTEX) (“Mannatech”), a global health and wellness company committed to transforming lives to make a better world, today announced the appointment of Kevin Robbins to its Board of Directors.

“Kevin brings to the Board 22 years of invaluable Mannatech field experience and perspective as well as extensive service as a leader of our independent sales Associates,” said J. Stanley Fredrick, Chairman of the Board of Mannatech. “We are proud to continue the legacy of having field representation on the Board. Kevin’s unique knowledge about how we work with our Associates and customers helps make him a valued asset and member of Mannatech’s Board of Directors.”

Robbins, son of Mannatech co-founder Ray Robbins, began his part time Mannatech career in 1994. By 1996, Kevin was able to dedicate his career to Mannatech full time. In 2003, he was awarded as the global recipient of the Ray Robbins Giving Spirit Award. Then, in 2012, Kevin was recognized as one of the Top Global Business Builders of the Year.

Robbins has been a leader for Mannatech since 2000, when he was elected to represent Mannatech’s North America field as part of the North American Advisory Council. He originally served five years on the advisory council, and was later re-elected for another three-year term. As part of the advisory council, Kevin served as Chairman for five years where he worked closely with the company to develop new compensation plans, new incentive trips and training programs with respect to independent sales Associates in North America.

Robbins earned a Bachelor of Business Administration in Marketing at The University of Texas at Arlington.

About Mannatech
Mannatech offers a profound wellness experience through a financially rewarding opportunity that makes a difference in the lives of people across the world. Through its innovative Glyconutrition products, Mannatech changes lives, providing an unprecedented level of natural wellness*, freedom and purpose. With more than 20 years of experience and operations in 25 countries, Mannatech is committed to changing lives. For more information, visit Mannatech.com.

Please note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes and its planned growth into new international markets. Although Mannatech believes that the expectations, statements and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

*These statements have not been evaluated by the Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any disease.